SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2011

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

13110 NE 177th PL, # 169

Woodinville, WA 98072
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (970) 633-0436

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2011, GeoBio Energy, Inc. ("GeoBio") confirmed that appointment of Lyle T. Morse to the Board of Directors of GeoBio.   Lyle T. Morse is currently the Assistant Deputy Secretary serving as Director of Correctional Industries for the State of Washington Department of Corrections, responsible for managing operations of Class II offender work programs at all adult corrections facilities, including over 1,600 offenders and a civilian staff of 240.  Mr. Morse is also a member of the Department of Corrections executive staff and reports to the Secretary of Corrections for the purposes of establishing policy in conjunction with the Correctional industries Board of Directors, reporting and testifying to the legislature on program goals, the efficient management of diverse industries at multiple sites and insuring funding for programs primarily from sales of products by maintaining profitable businesses.  He has been with the Department of Corrections since 2007.  Since 2000, Mr. Morse has also served as the Vice Chair on the Board of Directors of South Sound Bank where he also served on the audit committee and the human resources committee.  Prior to 2007, Mr. Morse was the President and Chairman of the Fish Brewing Company, for which he produced an implemented a business plan that fueled its growth and which remains today a strong commercial business in downtown Olympia.  Lye T. Morse, between 1989 and 2001, also served as President and Chairman of Norse Furniture Corporation for which he implemented computer aided manufacturing systems that enabled the capacity of the plant to grow from a plant $1 million -$2 million in annual sales, employing workforce of 25 to over $16 million in sales and employing up to 150.  After facilitation the successful sale of Norse Furniture Corporation in December 31, 2001, Mr. Morse served for 3 more years as Director of Marketing. Mr. Morse has received numerous professional awards, including the Governor’s (Washington) Award for Leadership in Management in 2011, the 2009 Department of Corrections Secretary Leadership Award, NWACUHO Life Time Service Award (inaugural recipient), Northwest Association of College and University Housing Officers AIMHO Award for Service (inaugural Award Winner), Association of Intermountain Housing officers NWACUHO Award for Service (only corporate winner in its history), ACUHO I Corporate Friend (only two time Award winner), and the Association of College and University Housing Officers, International Community Service History.  Mr. Morse is a graduate of Western Washington University.

The Board does not expect to name Mr. Morse to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when such information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July18, 2011

GEOBIO ENERGY, INC.

By:	/s/ Laurence Shelver
Chief Executive Officer